EXHIBIT 99.1

IA GLOBAL REVENUE GUIDANCE OF $8,000,000-$9,000,000 FOR THE 2nd QUARTER OF 2005

BURLINGAME, CA June 17, 2005/PRNewswire-FirstCall/ --

IA Global Inc. (Amex: IAO) announced that projected revenues would be $8,000,000-$9,000,000 for the 2nd quarter of 2005 at current exchange rates.

The company’s CEO, Alan Margerison, said, “Rex Tokyo sales improved. The Global Hotline, Inc. acquisition, which closed June 15 2005, is projected to record $500,000 to $750,000 in sales during this two week period. The results of our operation for the quarter were negatively impacted by the exchange rate. ”

We expect to release our results for the quarter ended June 30, 2005 in late July, 2005.

About IA Global Inc.

IA Global, Inc. is a public holding company focused on acquiring primarily Japanese companies that operate in the gaming, entertainment and technology areas. We own 60.5% equity interest in Rex Tokyo Co Ltd, which is a supplier and installer of parts to the Pachinko and slot machine gaming industry in Japan. Rex Tokyo supplies such items such as automatic medal dispensing machines, automatic cigarette butt disposal systems, lighting systems and Pachinko balls and other Pachinko accessory products as well as numerous new Pachinko and slot machines. We own 100% of Global Hotline, Inc, which operates call centers and is a reseller of telephone and broadband lines in Japan.

For further information, contact:

Mark Scott, CFO

IA Global Inc.

533 Airport Blvd. Suite 400

Burlingame CA 94010

650-685-2402 (t)

650-685-2404 (f)

scott@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Specifically, the statement in this press release concerning the projected revenues for the second quarter of 2005 are forward-looking statements. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.”